Draft/L&A/30.10.99
                             Dated [*] November 1999

                      GRACECHURCH CARD FUNDING (NO. 1) PLC,
                                    as Issuer
                                       and
                               BARCLAYS BANK PLC,
                                as Barclays Bank
                                       and
                            BARCLAYCARD FUNDING PLC,
                                  as MTN Issuer
                                       and
                               BARCLAYS BANK PLC,
                                 as Lead Manager
                                       and
                                       [*]
                                   as Managers
                                       and
                    GRACECHURCH RECEIVABLES TRUSTEE LIMITED,
                              as Receivable Trustee

                             UNDERWRITING AGREEMENT

                                in respect of the

                    Class A Asset Backed Floating Rate Notes
                                     and the

                    Class B Asset Backed Floating Rate Notes


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This Underwriting Agreement is made the [*] November1999 between:

(1) Gracechurch Card Funding (No.1) PLC, a public limited company incorporated under the laws of England and Wales with Registered Number 3794757 whose registered office is at 200 Aldersgate Street, London EC1A 4JJ (the "Issuer");

(2) Barclays Bank PLC, an institution authorised under the Banking Act 1987, acting through its business unit "Barclaycard", having its principal place of business at 1234 Pavilion Drive, Northampton NN4 7SG ("Barclays Bank");

(3) Barclaycard Funding PLC, a public limited company incorporated in England and Wales whose registered office is at 54 Lombard Street, London EC3P 3AH (the "MTN Issuer");

(4) Barclays Bank PLC, acting through its office at 5 The North Colonnade, London E14 4BB, (the "Lead Manager");

(5)  [*] (together with the Lead Manager, the "Managers"); and

(6) Gracechurch Receivables Trustee Limited, a private limited company incorporated in Jersey having its registered office at Normandy House, Grenville Street, St. Helier, Jersey JE2 4UF, Channel Islands (the "Receivables Trustee").

Whereas

(A) Barclays Bank has offered and may, together with its nominated subsidiaries, make further offers to assign all its present and future Receivables arising under Designated Accounts to the Receivables Trustee pursuant to the execution of the documents contemplated by the RSA. The Receivables Trustee has declared a trust over such Receivables as may be assigned to it pursuant to the Declaration of Trust and Trust Cash Management Agreement in favour of Barclays and other beneficiaries from time to time. Pursuant to the execution of transactions contemplated by the Series 99-1 Supplement, the Issuer, inter alia, will become a beneficiary of such trust.

(B) The Issuer has, pursuant to the powers and authorities granted in its Memorandum and Articles of Association, duly authorised and determined to create and issue (the "Issue") [$*] in aggregate principal amount of Asset Backed Floating Rate Notes, all due November 2002, separated into $* Class A Asset Backed Floating Rate Notes (the "Class A Notes"), $* Class B Asset Backed Floating Rate Notes (the "Class B Notes") and $* Class C Asset Backed Floating Rate Notes (the "Class C Notes" which together with the Class A Notes and the Class B Notes shall constitute the "Notes").

(C) Credit enhancement for the Class A Notes will be provided by the issuance, as part of the same series as the Class A Notes, of two subordinated classes, the Class B Notes and the Class C Notes. The Class C Notes will be sold in a separate transaction and not pursuant to this Agreement[, and all or a portion of the Class C Notes may be purchased by an affiliate of the Issuer].

(D) The Class A Notes and the Class B Notes (together the "Offered Notes") will on the Closing Date be registered under the Securities Act. The Class C Notes have not been, and will not be, registered under the Securities Act or any state securities law. The Class C Notes may be offered and sold outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act ("Regulation S") or inside the United States only to qualified institutional buyers within the meaning of Rule 144A under the Securities Act ("Rule 144A") in transactions exempt from the registration requirements of the Securities Act. [Class C Notes sold in accordance with Regulation S are referred to herein as "Reg S Class C Notes" and Class C Notes sold in accordance with Rule 144A are referred to herein as "Rule 144A Class C Notes".]

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

(E) The Offered Notes will initially be represented by global notes in bearer form, without coupons (the "Class A Global Note" and the "Class B Global Note" (together the "Offered Global Notes")). The Class C Notes will be represented initially by two global notes in bearer form, without coupons (the "Rule 144A Global Note" and the "Reg S Global Note" (together with the Offered Global Notes, the "Global Notes")). The Global Notes are expected to be deposited on or about the Closing Date with The Bank of New York, New York, as book-entry depository (the "Depository") under a depository agreement dated [*] November 1999 (the "Depository Agreement") between the Issuer, the Note Trustee and the Bank of New York, New York. The Depository will issue to The Depository Trust Company ("DTC") a certificateless depository interest ("CDI") for each Global Note, each CDI representing 100 per cent. interest in the relevant Global Note, by recording such interest in the Depository's books and records in the name of Cede & Co., as nominee of DTC .

(F) The Issuer and the MTN Issuer have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act and regulations of the Commission thereunder, a registration statement on Form F-1, including a form of prospectus included therein, relating to the Offered Notes. The registration statement as amended has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement," and the form of prospectus relating to the Offered Notes, as first filed with the Commission pursuant to and in accordance with [Rule 424(b)] or (if no such filing is required) as included in the Registration Statement is referred to in this Agreement as the "Prospectus."

(G) The Notes will be constituted by, issued subject to, and have the benefit of, a trust deed to be made between the Issuer and The Bank of New York (the "Note Trustee") as note trustee for the holders of the Notes from time to time and which is expected to be dated on or before the Closing Date (the "Trust Deed") to which are scheduled the forms of the Offered Global Notes[, the Rule 144A Class C Global Note, the Class C Temporary Global Note, the Class C Permanent Global Note] and, if any, the Definitive Notes. A draft of the Trust Deed is in the agreed form.

(H) The Issuer will, in relation to the Notes, enter into a deed of charge (the "Deed of Charge") and a paying agency and agent bank agreement (the "Paying Agency and Agent Bank Agreement") with the Paying Agents and the Note Trustee, drafts of which are in agreed form.

(I) The parties hereto wish to record the arrangements agreed between them in relation to the issue by the Issuer and subscription by the Managers of the Offered Notes.

1    Definitions and Interpretation

1.1 In this Agreement and in the recitals hereto, unless the context otherwise requires:

     "Act" shall mean the Financial Services Act 1986;

     "Agent Bank" means [*];

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     "Beneficiary Servicing Agreement" means the beneficiary servicing agreement proposed to be entered into on the Closing Date between the MTN Issuer and Barclays Bank;

     "Class A Coupons" means [the coupons issued in respect of the Class A Notes upon an issue of Class A Definitive Notes];

     "Class B Coupons" means [the coupons issued in respect of the Class B Notes upon an issue of Class B Definitive Notes];

     "Class A Definitive Notes" means [the definitive notes issued upon an exchange of the Class A Global Note for Class A notes in definitive form];

     "Class B Definitive Notes" means [the definitive notes issued upon an exchange of the Class B Global Note for Class B notes in definitive form];

     "Class C Subscription Agreement" means the agreement of even date herewith between the Issuer, Barclays Bank, the MTN Issuer, the Lead Manager and the Receivables Trustee, relating to the subscription for and sale of the Class C Notes;

     "Closing Date" means [*] November 1999 or, if later, the date on which closing of the Issue takes place in accordance with Clause 7.2 of this Agreement;

     "Declaration of Trust and Trust Cash Management Agreement" means the trust and servicing agreement dated [*] November 1999 between the Receivables Trustee and Barclays Bank;

     "Deed of Charge" means the deed of charge proposed to be dated the Closing Date between the Issuer, the Note Trustee and [Barclays Bank];

     "Definitive Offered Notes" means the Class A Definitive Notes and the Class B Definitive Notes;

     "Designated Accounts" has the meaning ascribed thereto in the [Listing] Prospectus;

     "Event of Default" means any of the events described in Condition 9 of the Note Conditions;

     "Expenses Loan Agreement" means the expenses loan agreement proposed to be dated the Closing Date between [Barclays Bank PLC], the Issuer [and the Note Trustee];

     "Issue Price" means in respect of the Class A Notes [100] per cent. of the aggregate principal amount of the Class A Notes and in respect of the Class B Notes [100] per cent. of the aggregate principal amount of the Class B Notes;

     ["Issuer Corporate Services Agreement" means the corporate services agreement in respect of the Issuer proposed to be dated on or before the Closing Date between [*], [*] and the Issuer;]

     "Listing Prospectus" means the prospectus of even date herewith in respect of the Issue which sets out certain information required to list the Notes with the Stock Exchange, as the same may be amended or supplemented on or before the Closing Date;

     "Listing Rules" means the listing rules made under Section 142 of the Act;

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

     ["Management Agreement" means the management agreement in respect of the Issuer dated [*] 1999 between [*], the Issuer and Barclays Bank;]

     "Managers' Information" means [*];

     "Master Definitions Schedule" means the master definitions schedule dated [*] 1999 between Barclays Bank PLC and the Receivables Trustee;

     "MTNs" means the medium term notes to be issued by the MTN Issuer and subscribed for by the Issuer with the proceeds received by the Issuer from the Issue of the Notes [and the Expenses Loan Agreement];

     "Net Subscription Price" means the Issue Price less the Class A Combined Management, Underwriting and Selling Commission and
        the Class B Combined Management, Underwriting and Selling Commission;

     "Note Conditions" means the Terms and Conditions applicable to the Notes in the form or substantially in the form set out in Schedule [*] of the Trust Deed, as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular numbered Note Condition shall be construed accordingly;

     "Offered Coupons" means the Class A Coupons and the Class B Coupons;

     "Paying Agents" means the Principal Paying Agent and any other person appointed as paying agent pursuant to the Paying Agency and Agent Bank Agreement, and "Paying Agent" means any of them;

     "Principal Paying Agent" means Bank of New York at its office in London, or such other principal paying agent for the [Offered] Notes and the [Offered] Coupons at its specified office as may for the time being have been appointed as such by the Issuer with the prior approval of, and on terms previously approved by, the Note Trustee in writing and notice of whose appointment has been given to the Noteholders in accordance with Condition 14 of the Note Conditions;

     "Rating Agencies" means Duff & Phelps Credit Rating Co., Fitch IBCA Limited, Moody's Investors Service Limited and Standard & Poor's;

     "Receivables" means all amounts owing by holders of credit cards (or other persons liable to pay such amounts) issued by Barclays Bank on the related credit card accounts from time to time including amounts owing for payment in respect of the acquisition of merchandise and/or services, cash advances and other amounts payable from time to time as specified in the related credit card agreements;

     ["Receivables Trustee Corporate Services Agreement" means the corporate services agreement in respect of the Receivables Trustee dated [*] November 1999 between Bedell & Cristin Trust Company Limited, the Receivables Trustee and Barclays Bank;]

     "Relevant Documents" shall mean the documents listed in Schedule 3;

     "RSA" means the receivables securitisation agreement dated [*] November 1999 between Barclays Bank and the Receivables Trustee;

     "Rules and Regulations" means the rules and regulations of the Commission under the Securities Act;

     "Securities Act" means the United States Securities Act of 1933 as amended from time to time;

     "Stock Exchange" means The London Stock Exchange Limited;

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

     "Supplement" means the Series 99-1 supplement entered into between the Receivables Trustee, Barclays Bank and the MTN Issuer dated [*] November 1999;

     "Transaction Documents" means the Notes, the Trust Deed, the Deed of Charge, the Paying Agency and Agent Bank Agreement, this Agreement, the Class C Subscription Agreement and any other agreement made pursuant hereto or thereto or otherwise in connection with the Notes;

     "Transaction Prospectuses" means the Listing Prospectus and the Prospectus;

     ["Trust Section 75 Indemnity Agreement" means the indemnity agreement dated [*] November 1999 between the Receivables Trustee and Barclays Bank;]

     ["Undertaking Agreement" means the undertaking agreement dated [*] November 1999 between Barclays Bank and the Receivables Trust;] and

     ["US Taxation Agreement" means the US taxation agreement dated [*] November 1999 between the Receivables Trustee, Barclays Bank and the remaining beneficiaries of the UK Receivables Trust as proposed to be amended on the Closing Date.]

1.2  Any reference in this Agreement to:

     "Class A Notes" shall, where the context so permits, include the Class A Global Note and the Class A Definitive Note and any related Class A Coupons;

     "Class B Notes" shall, where the context so permits, include the Class B Global Note and the Class B Definitive Note and any related Class B Coupons; and

     "Offered Notes" shall, where the context so permits, include the Offered Global Notes, the Definitive Offered Notes and any related Offered Coupons.

1.3  Any reference in this Agreement to:

     "affiliate" means, in respect of any company, any holding company of such company and any subsidiary of any such holding company within the meaning of the Companies Act 1995;

     "agreed form" means that the form of the document in question has been agreed between the proposed parties thereto (subject to such amendment only as the Lead Manager, on behalf of the Managers, may agree with the proposed parties thereto) and that a copy thereof has been signed for the purpose of identification by Clifford Chance or such document has been signed on behalf of the parties thereto and delivered to Clifford Chance to be held in escrow pending release on the Closing Date;

     "person" means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality; and

     "$", "US$" and "dollars", denote the lawful currency of the United States.


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1.4  Any reference in this Agreement to a Clause or a Schedule is, unless otherwise stated, to a clause hereof or a schedule hereto.

1.5 Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

1.6 Save where the context otherwise requires, references herein to any party to a Transaction Document shall include its successors and assigns thereunder.

1.7 In this Agreement, references to Coupons and Couponholders shall apply only if Definitive Notes have been issued by the Issuer hereunder.

1.8 Words denoting the singular number only shall include the plural number also and vice versa, and words denoting persons only shall include firms and corporations and vice versa.

1.9  The words "include" and "including" shall be construed without limitation.

1.10 Save where the contrary is indicated herein, any reference in this Agreement to:

     (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, supplemented or superseded;

     (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

     (iii) a time of day shall be construed as a reference to time in London.

1.11 Terms defined in the Trust Deed, unless otherwise defined herein, have the same meaning when used herein.

2    Subscription

2.1 Subject to the terms and conditions of this Agreement, the Issuer agrees to issue the Offered Notes and the Managers severally but not jointly agree to subscribe and pay for, or to procure the subscription and payment for, the Offered Notes in proportion to their underwriting commitments as set out in
     Schedule 1 on the Closing Date at the Net Subscription Price.

2.2 The Issuer understands that the Managers intend (i) to make a public offering of their respective portions of the Offered Notes as soon after the Registration Statement[, the application for listing as set out in Clause 4 below] and this Agreement have become effective as in the judgment of the Lead Manager and (ii) initially to offer the Offered Notes upon the terms set forth in the Prospectus.

3    Stabilisation and Issue

3.1 In connection with this issue, the Lead Manager may over-allot or effect transactions which stabilise or maintain the market price of the Offered Notes at a level which might not otherwise prevail. Such stabilising, if commenced, may be discontinued at any time. Such stabilising shall be conducted in accordance with all applicable laws and rules. In conducting such over-allotment or stabilising, the Lead Manager shall act as principal and not as agent of the Issuer and any loss sustained as a consequence of any such over-allotment or stabilising shall be borne, and any profit therefrom shall be retained, by the Lead Manager for its own account.

3.2 The Managers acknowledge that the Issuer has not authorised the creation and issue of Class A Notes in excess of $[*] or Class B Notes in excess of $[*] in aggregate principal amount.

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3.3  The Issuer confirms that it has authorised the Lead Manager, on behalf of the Managers, to arrange for announcements in connection with the issue and listing of the Offered Notes on the Stock Exchange to be published at the Issuer's expense in such newspapers and on such dates as the Issuer and the Lead Manager, on behalf of the Managers, may agree (if any) and that, by signing this Agreement, it hereby authorises the despatch by the Managers of the Prospectus and (where required) the Listing Prospectus subject to the Listing Prospectus first having been delivered to the Registrar of Companies in England and Wales in accordance with Section 149 of the Act.

4    Listing

4.1 The Issuer confirms that it has authorised the Lead Manager to make or cause to be made an application on its behalf and at its expense for the Notes to be admitted to the Official List of the Stock Exchange.

4.2  In connection with such application:

     4.2.1 the Issuer [, the MTN Issuer] and Barclays Bank shall at all times each promptly furnish and deliver any and all documents, instruments, information and undertakings as may be necessary or advisable in order to obtain such listing; and

     4.2.2 the Issuer shall at all times promptly furnish and deliver any and all documents, instruments, information and undertakings as may be necessary or advisable in order to maintain such listing so long as any of the Notes remain outstanding.

4.3 The Issuer agrees that, if at any time, after exercise of its best endeavours it is unable to comply with the requirements for maintaining the listing of the Notes on the Stock Exchange, it shall use its best endeavours to obtain and maintain a listing for the Notes on such other stock exchange as it may, with the approval of the Lead Manager (such approval not to be unreasonably withheld) decide, or failing such decision, as the Lead Manager may determine. Any such exchange shall be a "recognised stock exchange" for the purposes of section 841 of the Income and Corporation Taxes Act 1988.

5    Undertakings by the Issuer

     The  Issuer undertakes with the Managers that:

5.1 the Offered Notes (represented by the Offered Global Notes) will be issued on the Closing Date subject to and in accordance with the provisions of this Agreement and the Trust Deed;

5.2 on or prior to the Closing Date it will execute and deliver the Transaction Documents and each of the Relevant Documents to which it is expressed to be a party;

5.3 the net subscription proceeds shall on the Closing Date be held by the Depository to the order of the Issuer against delivery in [New York] of the Offered Global Notes to the Depository;

5.4 on the Closing Date it will [use its best endeavours to] borrow from [Barclays Bank PLC] under the Expenses Loan Agreement the sum of approximately [L594,700] for the purpose of, inter alia, making payment pursuant to Clause 3(b) of the Supplement to acquire a beneficial interest in the UK Receivables Trust; and


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5.5  it has made an application for the Notes to be rated by the Rating Agencies and, in connection with such application, the Issuer agrees to furnish from time to time any and all documents, instruments, information and undertakings that may be necessary in accordance with the Rating Agencies' normal requirements in respect of the Notes.

6    Undertakings by the Managers

6.1  Each of the Managers severally:

     6.1.1 acknowledges, undertakes, warrants and represents to the Issuer in the terms set out in Schedule 2; and

     6.1.2 undertakes to the Issuer, [the MTN Issuer, Barclays Bank] and the Receivables Trustee that it will not make any representation or provide any information regarding the Issuer, [the MTN Issuer, Barclays Bank], the Receivables Trustee or the [Offered] Notes save as contained in the Transaction Prospectuses (or in any supplement or amendment thereto published after the Closing Date) or as approved for such purpose by the Issuer, [the MTN Issuer, Barclays Bank] or the Receivables Trustee or which is a matter of public knowledge.

7    Closing and Conditions

7.1  Issue and Payment:

     7.1.1 Issue of Offered Notes: At [*] [(London time)] (or such other time as may be agreed by the Issuer and the Lead Manager (acting on behalf of the Managers) on the Closing Date), the Issuer will issue and deliver to the Depository or to its order in such place as the Depository may reasonably require, the Offered Global Notes, each duly executed and authenticated.

     7.1.2 Payment: Against such delivery pursuant to Clause 7.1.1, the Managers shall pay or procure the payment of the net proceeds of the issue of the Offered Notes (namely the sum of $[*] in respect of the Class A Notes (being the aggregate amount payable for the Class A Notes calculated at the Issue Price less the Class A Combined Management, Underwriting and Selling Commission to be deducted pursuant to Clause 8.1), and the sum of $[*] in respect of the Class B Notes (being the aggregate amount payable for the Class B Notes at the Issue Price less the Class B Combined Management, Underwriting and Selling commission to be deducted pursuant to Clause 8.2) and less the total amount of expenses set out in Clause 8.3), to the Issuer by credit transfer in dollars in immediately available funds to such account as the Issuer has designated to the Lead Manager (on behalf of the Managers).

7.2 Subject to Clause 7.3, the Issuer, Barclays Bank and the Lead Manager, on behalf of the Managers, may agree to postpone the Closing Date to another date up to 14 days from the scheduled Closing Date, whereupon all references herein to the Closing Date shall be construed as being to that later date, provided that the Closing Date under this Agreement shall be the same date as the Closing Date as defined in the Class C Subscription Agreement.

7.3 Conditions precedent: The closing of the Issue and the respective obligations of the Managers under Clauses 2 and 7.1 are conditional upon:

     7.3.1 the conditions precedent set out at Clause 7.3 of the Class C Subscription Agreement having been satisfied;

     7.3.2 the delivery on the Closing Date to the Depository, of the Offered Global Notes, duly executed on behalf of the Issuer and authenticated in accordance with the Paying Agency and Agent Bank Agreement, as the Lead Manager, on behalf of the Managers, may direct;

     7.3.3 the receipt on (or, in the case of the documents referred to in sub-paragraphs (iv) and (v) below, on or before) the Closing Date by the Lead Manager, on behalf of the Managers, of:

             (i)  legal opinions dated the Closing Date:

                  (a) addressed to the Managers, the Note Trustee, the Issuer, the Receivables Trustee, the MTN Issuer and Barclays Bank from Clifford Chance;

                  (b) addressed to the Managers, the Note Trustee, the Issuer, the Receivables Trustee, the MTN Issuer and Barclays Bank, from Clifford Chance;

                  (c) addressed to the Managers, the Note Trustee, the Issuer, the Receivables Trustee, the MTN Issuer and Barclays Bank, from Bedell & Cristin; and

                  (d) addressed to the Managers, the Note Trustee, the Issuer, the Receivables Trustee, the MTN Issuer and Barclays Bank, from Orrick, Herrington & Sutcliffe LLP.

                  such legal opinions being in substantially the agreed form;

             (ii) closing certificates dated the Closing Date, addressed to the
                  Managers and signed by a director or other duly authorised person on behalf of each of the Issuer, the Receivables Trustee, the MTN Issuer and Barclays Bank, as appropriate, each such certificate being in substantially the agreed form;

           [(iii) an incumbency certificate addressed to the Managers and signed by a director or other duly authorised person on behalf of the Issuer, the Receivables Trustee, the MTN Issuer and Barclays Bank such certificate being in substantially the agreed form;]

             (iv) a signing comfort letter dated the date of this Agreement and a closing comfort letter dated the Closing Date in relation to each of the Issuer[,the MTN Issuer, Barclays Bank] and the Receivables Trustee addressed, inter alios, to the Managers from PricewaterhouseCoopers each such letter being in substantially the agreed form;

             (v) evidence that each of the persons mentioned in Clause 20.4 has agreed to receive process in the manner specified therein;

             (vi) confirmation on, or before the Closing Date that the Stock
                  Exchange has approved the Listing Prospectus and that the Notes have, subject to the execution, authentication and delivery of, the Global Notes, been admitted to the Official List of the Stock Exchange;

           (vii) the Memorandum and Articles of Association of each of the Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee;

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

           (viii) certified copies of the resolutions of the Board of Directors of the Issuer approving and authorising (i) the execution and delivery of this Agreement and the other Transaction Documents and Relevant Documents to which it is expressed to be a party,
                  (ii) the entry into and performance of the transactions contemplated by this Agreement, the other Transaction Documents and the Relevant Documents to which it is expressed to be a party, and (iii) the issue of the Notes;

             (ix) certified copies of the resolutions of the Board of Directors of Barclays Bank and any duly authorised committees thereof, authorising the execution and delivery of this Agreement and the Relevant Documents to which it is expressed to be a party and the entry into and performance of the transactions contemplated by this Agreement and the Relevant Documents to which it is expressed to be a party;

             (x) certified copies of the resolutions of the Board of Directors of the MTN Issuer and any duly authorised committees thereof, authorising (i) the execution and delivery of this Agreement and the Relevant Documents to which it is expressed to be a party, (ii) the entry into and performance of the transactions contemplated by this Agreement and the Relevant Documents to which it is expressed to be a party, and (iii) the issue of the MTNs;

             (xi) certified copies of the resolutions of the Board of Directors of the Receivables Trustee approving and authorising the execution and delivery of this Agreement and the other Relevant Documents to which it is expressed to be a party and the entry into and the performance of the transactions contemplated by this Agreement and the Relevant Documents to which it is expressed to be a party; and

             (xii)a solvency certificate dated the Closing Date, addressed to the Managers and signed by a director or other duly authorised person on behalf of each of Barclays Bank, the MTN Issuer, the Receivables Trustee and the Issuer, each such certificate being substantially in the agreed form;

     7.3.4 The Prospectus shall have been filed with the Commission pursuant to [Rule 424(b)] within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with the provisions of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Issuer, threatened by the Commission, and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Lead Manager (on behalf of the Managers).

     7.3.5 (i) the execution and delivery on or before the Closing Date by all parties thereto of the Transaction Documents and the documents set out in Part B of Schedule 3, the same being in substantially the respective agreed forms; and (ii) a certified copy of each of the documents set out in Part A of Schedule 3 being available to the parties hereto on the Closing Date;

     7.3.6 since the date of this Agreement, there having been no adverse changes, or any developments likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Issuer, Barclays Bank, the MTN Issuer or the Receivables Trustee that is material in the context of the Issue and offering of the Notes;

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

     7.3.7 the truth and correctness on the date of this Agreement of the representations and warranties in Clauses 9, 10, 11 and 12 and there having been no event rendering any of them untrue or incorrect in any material respect as if they had been made and given on the Closing Date with reference to the facts and circumstances then subsisting and there having been no material breach of any of the undertakings of the Issuer, or Barclays Bank, the MTN Issuer or the Receivables Trustee hereunder;

     7.3.8 on or prior to the Closing Date the delivery to the Lead Manager, on behalf of the Managers, of unconditional confirmation from the Rating Agencies, in form acceptable to the Lead Manager, that upon issue, the Class A Notes will be rated AAA, AAA, Aaa and AAA, respectively, by the Rating Agencies and that upon issue the Class B Notes will be rated A, A, A2 and A respectively by the Rating Agencies;

     7.3.9 since the date of this Agreement, there having been in the reasonable opinion of the Lead Manager (after such consultation with the Issuer as may be reasonably practicable in the circumstances) no such change in national or international, financial, political or economic conditions or currency exchange rates or exchange controls as would be likely to prejudice materially the success of the offering and distribution of the Offered Notes or dealings in the Offered Notes in the secondary market;

     7.3.10 on or before the Closing Date, receipt by the Lead Manager of confirmation from the Issuer that it has borrowed from Barclays Bank PLC under the Expenses Loan Agreement an amount sufficient to meet the expenses it is liable to pay under Clause 8.3 and for which it has received proper invoices as at the Closing Date; and

     7.3.11 all necessary steps for the issue of the MTNs having been taken by the MTN Issuer and (if any) the Issuer.

7.4 If any of the conditions specified in Clause 7.3 are not satisfied or waived by the Lead Manager, on behalf of the Managers, (other than Clauses 7.3.3(vi), 7.3.5 and 7.3.8) on or by the relevant date, the Lead Manager may give notice thereof to the Issuer whereupon the Issuer, Barclays Bank, the MTN Issuer, the Receivables Trustee and the Managers shall be released and discharged from their respective obligations hereunder, provided, however, that the Issuer shall be bound by its obligations under Clauses 8.3, 8.5 and 14.1, Barclays Bank shall be bound by its obligations under Clause 14.2, the MTN Issuer shall be bound by its obligations under Clause 14.3, the Receivables Trustee shall be bound by its obligations under Clause 14.4 and the Managers shall be bound by their obligations under Clauses 14.5 [and 15].

8    Commissions, Costs and Expenses

8.1 In consideration of the agreement by the Managers to subscribe for the Class A Notes as aforesaid, the Issuer shall, on the Closing Date allow to the Lead Manager, on behalf of the Managers, a combined management, underwriting and selling commission of [*] per cent. (the "Class A Combined Management, Underwriting and Selling Commission"), of the aggregate principal amount of the Class A Notes. The Class A Combined Management, Underwriting and Selling Commission shall be deducted by the Managers on the Closing Date from the Issue Price of the Class A Notes.

8.2 In consideration of the agreement by the Lead Manager to subscribe for the Class B Notes as aforesaid, the Issuer shall, on the Closing Date allow to the Lead Manager, a combined management, underwriting and selling commission of [*] per cent. (the "Class B Combined Management, Underwriting and Selling Commission"), of the aggregate principal amount of the Class B Notes. The Class B Combined Management, Underwriting and Selling Commission shall be deducted by the Lead Manager on the Closing Date from the Issue Price of the Class B Notes.

8.3 Subject to receipt of proper invoices therefor addressed to the Issuer, the Issuer will pay or arrange for payment of (to the extent such sums are due and it is liable therefor):

     8.3.1 the fees and expenses of the legal, accountancy and other professional advisers instructed by the Issuer in connection with the creation and issue of the Notes and the preparation of the Transaction Prospectuses;

     8.3.2 the legal, accountancy and other professional costs incurred in connection with the preparation and execution of the
                 Transaction Documents;

     8.3.3 the cost of setting, proofing, printing and delivering the Transaction Prospectuses the Offered Global Notes and the Definitive Offered Notes;

     8.3.4 the fees and expenses of the Lead Manager incurred in connection with the Transaction Documents to the extent agreed between the Issuer and the Lead Manager;

     8.3.5 the cost of any advertising to the extent that it is agreed between the Issuer and the Lead Manager that the Issuer will be responsible therefor; and

     8.3.6 the Stock Exchange fee for admitting the Notes to the Official List of the Stock Exchange.

8.4 The Issuer undertakes that it will use its best endeavours to borrow (to the extent of amounts available to it under the Expenses Loan Agreement) from Barclays Bank PLC under the Expenses Loan Agreement amounts sufficient (when aggregated with the net proceeds of the Issue of the Notes) (i) to pay the amount specified in Clause 3(b) of the Supplement to acquire a beneficial interest in the UK Receivables Trust) and (ii) to meet any other payment obligations of the Issuer to the Managers, or any of them.

8.5 The Issuer shall pay all stamp, registration and any other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation, issue and offering of the Notes and the execution and delivery of this Agreement and the Transaction Documents and shall indemnify each of the Managers against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable Value Added
     Tax) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

8.6 In the event that the closing of the Issue does not take place pursuant to Clause 7.3, the Issuer shall be obliged to pay all costs and expenses of the Managers in relation to the Issue expressed hereunder to be paid by the Issuer on the Closing Date within a reasonable period of time following the date of postponement to the extent that such amounts have been incurred prior to the Closing Date or incurred as a result of the Issue not taking place pursuant to Clause 7.3.9 (but excluding therefrom, for the avoidance of doubt, the amounts payable under Clause 8.1 and Clause 8.2).

8.7 All payments in respect of the Issuer's, Barclays Bank's, the MTN Issuer's, the Receivables Trustee's and the Managers' obligations hereunder shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United Kingdom or the Island of Jersey or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer, Barclays Bank, the MTN Issuer, the Receivables Trustee or the relevant Manager, as the case may be, shall pay such additional amounts as will result in the receipt by the Issuer, Barclays Bank, the MTN Issuer, the Receivables Trustee or the relevant Manager, as the case may be, of such amounts as would have been received by it if no such withholding or deduction had been required.

9    Representations and Warranties of the Issuer

     In order to induce the Managers to subscribe and pay for the Offered Notes, the Issuer represents and warrants to each Manager that:

9.1 Filing of Registration Statement: The Registration Statement on Form F-1, including the Prospectus and such amendments thereto as may have been required, relating to the Offered Notes, has been filed with the Commission, such Registration Statement as amended in the form heretofore delivered to you has been declared effective by the Commission and no other document with respect to the registration Statement has heretofore been filed with the Commission. The conditions to the use of a registration statement on Form F-1 under the Securities Act as set forth in the General Instructions to Form F-1 have been satisfied with respect to the Issuer, the MTN Issuer [, Barclays Bank, the Receivables Trustee] and the Registration Statement.

9.2 Effectiveness of Registration Statement: No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission, and on the effective date of the Registration Statement, the various parts of the Registration Statement, including all exhibits thereto, and the Prospectus conformed in all respects to the requirements of the Securities Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the various parts of the Registration Statement, including all exhibits thereto, and the Prospectus conform, and at the time of filing of the Prospectus pursuant to [Rule 424(b)], such documents will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and neither of such documents will include on the date of this Agreement and on the Closing Date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Issuer makes no representations or warranties with respect to the [Managers' Information as set out in Clause 14.1].

9.3 Incorporation: It is duly incorporated and validly existing under the laws of England and Wales with full corporate power, authority and legal right to conduct its business as described in the Transaction Prospectuses and has full power and capacity to create and issue the Notes, to execute and deliver the Transaction Documents and the Relevant Documents to which it is expressed to be a party and to undertake and perform the obligations expressed to be assumed by it herein and therein, and it has taken all necessary action to approve and to authorise the same;

9.4 Activities since Incorporation: It has not engaged in any activities since its incorporation (other than those incidental to its registration under relevant English legislation, as amended, the matters referred to or contemplated in the Transaction Prospectuses, the authorisation of the issue of the Notes and the authorisation of the entry into and performance of its obligations under the Transaction Documents and the Relevant Documents to which it is expressed to be a party and any other documents, certificates or agreements ancillary or supplemental thereto or contemplated thereby) and has neither paid any dividends nor made any distributions since its incorporation and has no subsidiaries;

9.5 No conflicts: The creation and issue of the [Offered] Notes, the execution and delivery of the Transaction Documents and the Relevant Documents to which it is expressed to be a party and the undertaking and performance by the Issuer of the obligations expressed to be assumed by it herein and therein do not and will not conflict with, result in a breach or infringement of the terms or provisions of, or constitute a default under the laws of England and Wales, the Memorandum and Articles of Association of the Issuer and do not and will not infringe the terms of, or constitute a default under, any trust deed, agreement or other instrument or obligation to which the Issuer is a party or by which the Issuer or any part of its properties, undertakings, assets or revenues is bound, where such conflict, breach, infringement or default might have a material adverse effect in the context of the issue of the [Offered] Notes;

9.6 Valid obligations: This Agreement constitutes, and upon due execution and delivery on behalf of the Issuer and (in the case of the Offered Global Notes) due authentication on behalf of the Principal Paying Agent, the Transaction Documents and the Relevant Documents to which it is expressed to be a party, the Offered Global Notes and the Definitive Offered Notes will constitute, legal and valid obligations binding on it and enforceable against it in accordance with their terms.

9.7 Ability to pay debts: It is able to pay its debts as they fall due within the meaning of Section 123 of the Insolvency Act 1986 and will not become unable to do so in consequence of the execution by it of the Transaction Documents and the Relevant Documents to which it is expressed to be a party and the performance by it of the transactions envisaged hereby and thereby and it has not taken any corporate action, nor have any other steps been taken or legal proceedings been started or, to the best of its knowledge and belief, having made all reasonable enquiries, threatened against it, for its winding-up, dissolution, arrangement, reconstruction or reorganisation or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver or similar officer of it or of any of its assets or revenues;

9.8  Ranking of Offered Notes:

     9.8.1 the Class A Notes will constitute general, direct, secured (pursuant to the Deed of Charge), unconditional and unsubordinated obligations of the Issuer which rank and will at all times rank pari passu, without preference or priority, amongst themselves;

     9.8.2 the Class B Notes will, [save in respect of the Class A Notes,] constitute general, direct, secured (pursuant to the Deed of Charge), unconditional and unsubordinated obligations of the Issuer which rank and will at all times rank pari passu, without preference or priority, amongst themselves;

9.9 Compliance with Listing Rules: The Listing Prospectus complies with the Listing Rules;

9.10 Consents: All approvals, authorisations, consents and licenses required by the Issuer for or in connection with the creation and issue of the [Offered] Notes, the execution and delivery of the Transaction Documents and the Relevant Documents to which it is expressed to be a party, the performance by the Issuer of the obligations expressed to be undertaken by it herein and therein and the distribution of the Transaction Prospectuses in accordance with the provisions set out in Schedule 2 have been obtained and are, and will on the Closing Date be, in full force and effect. Any applicable licence under the Consumer Credit Act 1974 has been obtained and since such time has remained in force in all material respects and application for registration in accordance with the provisions of the Data Protection Act 1984 has been made;

9.11 Taxation:

     9.11.1 All payments of principal of and interest on the [Offered] Notes (including interest accruing after a payment default) by the Issuer in respect of the [Offered] Notes, can be made without withholding or deduction for, or on account of, any present tax, assessment or other governmental charge of whatever nature imposed or levied by or on behalf of the United Kingdom or any political sub-division or taxing authority in or of any such jurisdiction (each a "Relevant Jurisdiction"), unless the withholding or deduction of such tax, assessment or other governmental charge is required by law of the Relevant Jurisdiction; and

     9.11.2 Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Transaction Documents, the Relevant Documents and the [Offered] Notes shall have been paid or will be paid by or on behalf of the Issuer at or prior to the Closing Date to the extent then due.

9.12 Accuracy of information: The Transaction Prospectuses contain all information which is (in the context of the issue, the Issuer's financial position and the offering of the Notes) material; such information is in every material particular, true and accurate in all material respects and is not misleading in; and all proper enquiries have been made to ascertain or verify the foregoing;

9.13 Section 146: The Listing Prospectus contains all such information as is required by Section 146 of the Act;

9.14 No litigation: There are no litigation or arbitration proceedings, actual, pending or threatened, at the date hereof against or affecting the Issuer or any of its assets or revenues which are or might be material, individually or in aggregate, in the context of the Issue and the offering of the Notes;

9.15 No adverse change: Since the date of its incorporation, there has been no adverse change, or any development likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Issuer that is material in the context of the Issue and offering of the Notes or its ability to perform its obligations under the Transaction Documents or the Relevant Documents to which it is expressed to be a party;

9.16 No Event of Default: No event has occurred or circumstances arisen which is continuing and which is or (with the passage of time, the giving of notice or the making of any determination of materiality) might become an Event of Default;

9.17 Filing and Stamp Duty: Under the laws of England in force as at the date of making this representation, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in England or that any stamp, registration or similar tax be paid on or in relation to this Agreement.

10   Representations and Warranties of Barclays Bank

     In order to induce the Managers to subscribe for the Offered Notes, Barclays Bank represents and warrants to each Manager that:

10.1 Incorporation: It is duly incorporated and validly existing under the laws of England and Wales with full corporate power, authority and legal right to conduct its business as presently conducted and has full power and capacity to execute and deliver this Agreement, and the Relevant Documents set out in Part B of Schedule 3 to which it is expressed to be a party and each assignment to be entered into by it in respect of the Receivables and to undertake and perform the obligations expressed to be assumed by it herein and therein, and it has taken all necessary action to approve and to authorise the same;

10.2 Ability to pay debts: It is able to pay its debts as they fall due within the meaning of Section 123 of the Insolvency Act 1986 and will not become unable to do so in consequence of the execution by it of this Agreement and the Relevant Documents set out in Part B of Schedule 3 to which it is expressed to be a party and the performance by it of the transactions envisaged hereby and thereby and it has not taken any corporate action, nor have any other steps been taken or legal proceedings been started or, to the best of its knowledge and belief, having made all reasonable enquiries, threatened against it, for its winding-up, dissolution, arrangement, reconstruction or reorganisation or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver, or similar officer of it or of any of its assets or revenues;

10.3 Valid obligations: This Agreement and the Relevant Documents to which it is expressed to be a party and each assignment to be entered into by it in respect of the Receivables (in the case of the documents set out in Part A of Schedule 3) constitute, and (in the case of the documents set out in Part B of Schedule 3) will, upon due execution and delivery on behalf of Barclays Bank, constitute, legal and valid obligations binding on it and enforceable against it in accordance with their terms;

10.4 No conflicts: The execution and delivery of this Agreement and the Relevant Documents to which it is expressed to be a party and each assignment to be entered into by it in respect of the Receivables and the undertaking and performance by Barclays Bank of the obligations expressed to be assumed by it herein and therein do not and will not conflict with, result in a breach or infringement of the terms or provisions of, or constitute a default under the laws of England and Wales, the Memorandum and Articles of Association of Barclays Bank and do not and will not infringe the terms of, or constitute a default under, any trust deed, agreement or other instrument or obligation to which Barclays Bank is a party or by which Barclays Bank or any part of its properties, undertakings, assets or revenues is bound, where such conflict, breach, infringement or default might have a material adverse effect in the context of its ability to perform its obligations under this Agreement and the Relevant Documents to which it is expressed to be a party and each assignment to be entered into by it in respect of the Receivables;

10.5 No litigation: There are no litigation or arbitration proceedings, actual or, to the best of its knowledge, pending or threatened, at the date hereof against or affecting Barclays Bank or any of its assets or revenues which are or might be material, individually or in aggregate, in the context of its ability to perform its obligations under this Agreement and the Relevant Documents to which it is expressed to be a party and each assignment to be entered into by it in respect of the Receivables or in the context of the Issue and offering of the Notes;

10.6 Ranking of obligations: The obligations of Barclays Bank under this Agreement and the Relevant Documents to which it is expressed to be a party (in the case of the documents set out in Part A of Schedule 3) constitute, and (in the case of the documents set out in the Part B of Schedule 3 and the Agreement), upon due execution and delivery on behalf of Barclays Bank, will constitute, general, direct, unsecured, unconditional and unsubordinated obligations of Barclays Bank which rank and will at all times rank pari passu, without preference or priority, amongst themselves;

10.7 Consents: All approvals, authorisations, consents, orders or other actions of any person or of any governmental or regulatory body or official required in connection with the performance of its credit card business and the execution and delivery of this Agreement and each Relevant Document to which it is expressed to be a party and/or the assignment of Receivables in the manner contemplated therein, the performance of the transactions contemplated by this Agreement and each Relevant Document to which it is expressed to be a party and the fulfilment of the terms thereof have been obtained and remain, and will remain on the Closing Date, in force in all material respects. Any applicable licence under the Consumer Credit Act 1974 has been obtained and since such time has remained in force in all material respects and registration in accordance with the provisions of the Data Protection Act 1984 has been complied with and remains in force in all material respects;

10.8 Accuracy of Information: The Transaction Prospectuses contain all information in relation to Barclays Bank and its business and the Receivables which is (in the context of the Issue and offering of the Notes) material; such information is true and accurate in all material respects and is not misleading in any material respect; and all proper enquiries have been made to ascertain or verify the foregoing;

10.9 Taxation Residency: Barclays Bank is resident for tax purposes in the United Kingdom and is a bank as defined for the purpose of Section 349(3)(a) of the Income and Corporation Taxes Act 1988 and will be within the charge to United Kingdom corporation tax as respects all amounts regarded as interest for United Kingdom tax purposes received by it under these transactions;

10.10 No adverse change:

     10.10.1 Since the date of its financial statements set forth in the Annual Report and Accounts for the year ended 31 December 1998 (a copy of which has been furnished to the Lead Manager) there has been no adverse change in the financial position of Barclays Bank which is or could be material in the context of the Issue and offering of the Notes; and

     10.10.2 Since the respective dates as of which information is given in the Registration Statement or the Transaction Prospectuses and except as otherwise stated in the Registration Statement and the Transaction Prospectuses, there has been no material adverse change or any development reasonably likely to result in a material adverse change in the condition (financial or otherwise) general affairs, business, prospects, management, stockholders' equity or results of operations of Barclays Bank or any of its subsidiaries; and

10.11 Taxation: Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the Relevant Documents to which it is a party shall have been paid or will be paid by or on behalf of Barclays Bank at or prior to the Closing Date to the extent then due.

11   Representations and Warranties of the MTN Issuer

     In order to induce the Managers to subscribe for the Offered Notes, the MTN Issuer represents and warrants to each Manager that:

11.1 Incorporation: It is duly incorporated and validly existing under the laws of England with full corporate power, authority and legal right to conduct its business as presently conducted and has full power and capacity to execute and deliver this Agreement and the Relevant Documents set out in Part B of Schedule 3 to which it is expressed to be a party, to issue the MTNs and to undertake and perform the obligations expressed to be assumed by it herein and therein, and it has taken all necessary action to approve and to authorise the same;

11.2 Ability to pay debts: It is able to pay its debts as they fall due within the meaning of Section 123 of the Insolvency Act 1986 and will not become unable to do so in consequence of the execution by it of this Agreement and the Relevant Documents set out in Part B of Schedule 3 to which it is expressed to be a party and the performance by it of the transactions envisaged hereby and thereby and it has not taken any corporate action, nor have any other steps been taken or legal proceedings been started or, to the best of its knowledge and belief, having made all reasonable enquiries, threatened against it, for its winding-up, dissolution, arrangement, reconstruction or reorganisation or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver, or similar officer of it or of any of its assets or revenues;

11.3 Valid obligations: This Agreement and the Relevant Documents to which it is expressed to be a party constitute, and (in the case of the documents set out in Part B of Schedule 3) will, upon due execution and delivery on behalf of the MTN Issuer, constitute, legal and valid obligations binding on it and enforceable against it in accordance with their terms, except:

11.4 No conflicts: The execution and delivery of this Agreement and the Relevant Documents to which it is expressed to be a party and the undertaking and performance by the MTN Issuer of the obligations expressed to be assumed by it herein and therein do not and will not conflict with, result in a breach or infringement of the terms or provisions of, or constitute a default under the laws of England and Wales, the Memorandum and Articles of Association of the MTN Issuer and do not and will not infringe the terms of, or constitute a default under, any trust deed, agreement or other instrument or obligation to which the MTN Issuer is a party or by which the MTN Issuer or any part of its properties, undertakings, assets or revenues is bound, where such conflict, breach, infringement or default might have a material adverse effect in the context of its ability to perform its obligations under this Agreement and the Relevant Documents to which it is expressed to be a party;

11.5 No litigation: There are no litigation or arbitration proceedings, actual or, to the best of its knowledge, pending or threatened, at the date hereof against or affecting the MTN Issuer or any of its assets or revenues which are or might be material, individually or in aggregate, in the context of its ability to perform its obligations under this Agreement and the Relevant Documents to which it is expressed to be a party or in the context of the Issue and offering of the Notes;

11.6 Ranking of obligations: The obligations of the MTN Issuer under this Agreement and the Relevant Documents to which it is expressed to be a party [(in the case of the documents set out in Part A of Schedule 3) constitute, and] (in the case of the documents set out in the Part B of Schedule 3 and the Agreement), upon due execution and delivery on behalf of the MTN Issuer, will constitute, general, direct, unsecured, unconditional and unsubordinated obligations of the MTN Issuer which rank and will at all times rank pari passu, without preference or priority, amongst themselves;

11.7 Consents: All approvals, authorisations, consents, orders or other actions of any person or of any governmental or regulatory body or official required in connection with the performance of its credit card business and the execution and delivery of this Agreement and each Relevant Document to which it is expressed to be a party and/or the assignment of Receivables in the manner contemplated therein, the performance of the transactions contemplated by this Agreement and each Relevant Document to which it is expressed to be a party and the fulfilment of the terms thereof have been obtained and remain, and will remain on the Closing Date, in force in all material respects. [Any applicable licence under the Consumer Credit Act 1974 has been obtained and since such time has remained in force in all material respects and registration in accordance with the provisions of the Data Protection Act 1984 has been complied with and remains in force in all material respects];

11.8 Accuracy of information: The Transaction Prospectuses contains all information in relation to the MTN Issuer and its business and the Receivables which is (in the context of the Issue and offering of the Notes) material; such information is true and accurate in all material respects and is not misleading in any material respect; and all proper enquiries have been made to ascertain or verify the foregoing;

11.9 No adverse change:

     11.9.1 [Since the date of its financial statements set forth in the Annual Report and Accounts for the year ended 31 December 1998 (a copy of which has been furnished to the Lead Manager) there has been no adverse change in the financial position of the MTN Issuer which is or could be material in the context of the Issue and offering of the Notes; and][To be confirmed]

     11.9.2 Since the respective dates as of which information is given in the Registration Statement or the Transaction Prospectuses and except as otherwise stated in the Registration Statement and the Transaction Prospectuses, there has been no material adverse change or any development reasonably likely to result in a material adverse change in the condition (financial or otherwise) general affairs, business, prospects, management, stockholders' equity or results of operations of the MTN Issuer or any of its subsidiaries; and

11.10 Tax residency: The MTN Issuer is resident for tax purposes in the United Kingdom as defined for the purpose of Section 349(3)(a) of the Income and Corporation Taxes Act 1988 and will be within the charge to United Kingdom corporation tax as respects all amounts regarded as interest for United Kingdom tax purposes received by it under these transactions.

11.11 Taxation: Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the Relevant Documents to which it is a party shall have been paid or will be paid by or on behalf of the MTN Issuer at or prior to the Closing Date to the extent then due.

12   Representations and Warranties of the Receivables Trustee

     In order to induce the Managers to subscribe for the Offered Notes, the Receivables Trustee represents and warrants to each Manager that:

12.1 Incorporation: It is duly incorporated and validly existing under the laws of the Island of Jersey with full corporate power, authority and legal right to conduct its business as described in the Transaction Prospectuses and has full power and capacity to execute and deliver this Agreement and the Relevant Documents to which it is expressed to be a party and to undertake and perform the obligations expressed to be assumed by it herein and therein, and the Receivables Trustee has taken all necessary action to approve and to authorise the same;

12.2 Activities since Incorporation: It has not engaged in any activities since its incorporation (other than those incidental to its registration under relevant Jersey legislation, as amended, the matters referred to or contemplated in the Transaction Prospectuses, the authorisation of the entry into and performance of its obligations under this Agreement and the Relevant Documents to which it is expressed to be a party, any other documents, certificates or agreements ancillary or supplemental thereto or contemplated thereby and matters incidental thereto) and has neither paid any dividends nor made any distributions since its incorporation and has no subsidiaries;

12.3 No conflicts: The execution and delivery of this Agreement and the Relevant Documents to which it is expressed to be a party and the undertaking and performance by the Receivables Trustee of the obligations expressed to be assumed by it herein and therein do not and will not conflict with, result in a breach or infringement of the terms or provisions of, or constitute a default under the laws of the Island of Jersey, the Memorandum and Articles of Association of the Receivables Trustee and do not and will not infringe the terms of, or constitute a default under, any trust deed, agreement or other instrument or obligation to which the Receivables Trustee is a party or by which the Receivables Trustee or any part of its properties, undertakings, assets or revenues is bound, where such conflict, breach, infringement or default might have a material adverse effect in the context of its ability to perform its obligations under this Agreement and the Relevant Documents to which it is expressed to be a party;

12.4 Valid obligations: This Agreement and the Relevant Documents to which it is expressed to be a party [(in the case of the documents set out in Part A of Schedule 3) constitute, and] (in the case of the documents set out in Part B of Schedule 3 and this Agreement), upon due execution and delivery on behalf of the Receivables Trustee, will constitute, legal and valid obligations binding on it and enforceable against it in accordance with their terms.

12.5 Ability to pay debts: It is able to pay its debts as they fall due within the meaning of [Section 123 of the Insolvency Act 1986] and will not become unable to do so in consequence of the execution by it of this Agreement and the Relevant Documents to which it is expressed to be a party and the performance by it of the transactions envisaged hereby and thereby and it has not taken any corporate action, nor have any other steps been taken or legal proceedings been started or, to the best of the Receivables Trustee's knowledge, threatened against it, for its winding-up, dissolution arrangement, reconstruction or reorganisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, manager or similar officer of it or of any of its assets or revenues;

12.6 Ranking of obligations: The obligations of the Receivables Trustee under this Agreement and the Relevant Documents to which it is expressed to be a party (in the case of the documents set out in Part A of Schedule 3) constitute, and (in the case of the documents set out in Part B of Schedule 3 and this Agreement), upon due execution and delivery on behalf of the Receivables Trustee, will constitute general, direct, unsecured, unconditional and unsubordinated obligations of the Receivables Trustee which rank and will at all times rank pari passu, without preference or priority, amongst themselves;

12.7 Consents: All approvals, authorisations, consents and licenses required by the Receivables Trustee for or in connection with the execution and delivery of this Agreement and the Relevant Documents to which it is expressed to be a party, the performance by the Receivables Trustee of the obligations expressed to be undertaken by it herein and therein have been obtained and are, and will on the Closing Date be, in full force and effect. [Any applicable licence under the Consumer Credit Act 1974 has been obtained and since such time has remained in force in all material respects and registration in accordance with the provisions of the Data Protection Act 1984 has been made and remains in force in all material respects];

12.8 No litigation: There are no litigation or arbitration proceedings, actual or, to the best of its knowledge, pending or threatened, at the date hereof against or affecting the Receivables Trustee or any of its assets or revenues which are or might be material, individually or in aggregate, in the context of its ability to perform its obligations under this Agreement and the Relevant Documents to which it is expressed to be a party;

12.9 No adverse change:

     12.9.1 Since the date of its incorporation, there has been no adverse change, or any development reasonably likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Receivables Trustee that is material in the context of its ability to perform its obligations under this Agreement and the Relevant Documents to which it is expressed to be a party; and

     12.9.2 Since the respective dates as of which information is given in the Registration Statement or the Transaction Prospectuses and except as otherwise stated in the Registration Statement and the Transaction Prospectuses, there has been no material adverse change or any development reasonably likely to result in a material adverse change in the condition (financial or otherwise) general affairs, business, prospects, management, stockholders' equity or results of operations of the Receivables Trustee; and

12.10 Accuracy of information: The Transaction Prospectuses contain all information in relation to the Receivables Trustee which is (in the context of the Issue and offering of the Notes) material; such information is true and accurate in all material respects and is not misleading in any material respect; and all proper enquiries have been made to ascertain or verify the foregoing.

The representations and warranties in Clauses 9,10,11 and 12 which refer to the Transaction Prospectuses shall be deemed to be repeated (with reference to the facts and circumstances then subsisting) on each date falling on or before the Closing Date on which the Transaction Prospectuses are amended or supplemented.

13   Covenants

13.1 The Issuer covenants and undertakes to the Managers:

     13.1.1 that it will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Act;

     13.1.2 to deliver on the date of this Agreement to the Registrar of Companies for registration in accordance with Section 149 of the Act two copies of the Listing Prospectus;

     13.1.3 that it has prepared the Transaction Prospectuses for use in connection with the issue of the Offered Notes and agrees with the Managers that it will deliver to the Managers, without charge, no later than 2 business days after the date hereof and thereafter from time to time as requested such number of copies of the Transaction Prospectuses as it may reasonably request, and it will furnish to it on the date hereof (copies of it in preliminary or proof form having already been distributed to it) one copy of each of the Transaction Prospectuses signed by a duly authorised officer or attorney of the Issuer and the Issuer consents to the use, in accordance with applicable laws, of the Transaction Prospectuses (and of any amendments or supplements thereto) by each of the Managers;

     13.1.4 that, before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, the Issuer will furnish to the Managers a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Lead Manager (acting on behalf of the Managers) reasonably objects;

     13.1.5 that it will advise the Lead Manager, on behalf of the Managers, promptly, and will confirm such advice in writing, (i) when the Registration Statement shall become effective, (ii) when any amendment to the Registration Statement shall become effective,
             (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Issuer of any notification with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

     13.1.6 that it will if the Managers consider it necessary by reason of law, forthwith prepare and furnish, at its own expense, to the Lead Manager, on behalf of the Managers, such amendments or supplements to the Transaction Prospectuses as may be necessary so that the statements in the Transaction Prospectuses as so amended or supplemented will not, in the light of the circumstances when the Transaction Prospectuses are delivered to a purchaser, be misleading or so that the Transaction Prospectuses will comply with the law;

     13.1.7 that it will endeavour to qualify the Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Lead Manager, on behalf of the Managers, shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Offered Notes and to pay all fees and expenses (including legal fees and disbursements of the Lead Manager (acting on behalf of the Managers)) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Offered Notes for investment under the laws of such jurisdictions as the Lead Manager, on behalf of the Managers, may designate; provided, however, that the Issuer shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that the Issuer shall not be required to file a general consent to service of process in any jurisdiction;

     13.1.8 [that on or before 31 December of the year following the year in which the Closing Date occurs, the Issuer will cause [the Trust] to make generally available to the Lead Manager [and the Offered Noteholders] as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of [the Trust] occurring after the effective date of the Registration Statement, which shall satisfy the provisions of
             Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder;]

     13.1.9 that so long as any of the Offered Notes are outstanding, the Issuer will furnish to the Managers copies of all reports or other communications (financial or other) furnished to holders of the Offered Notes and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

     13.1.10 [that from the date of this Agreement until the retirement of the Offered Notes, the Issuer will furnish to the Managers copies of each certificate and any annual statements of compliance delivered to the Note Trustee pursuant to the Transaction Documents and the annual independent certified public accountant's servicing reports furnished to the Note Trustee pursuant to the Transaction Documents, by first-class mail as soon as practicable after such statements and reports are furnished to the Note Trustee;]

     13.1.11 that, without prejudice to the rights of the Managers under Clause
             7.3 and Clause 7.4, if after the Listing Prospectus has been published but before the commencement of dealings in the Notes following their admission to the Official List of the Stock Exchange;

             (i) there is a significant change affecting any matter contained in the Prospectus the inclusion of which was required by
                  Section 146 of the Act or by the Listing Rules or by the Stock Exchange; or

             (ii) a significant new matter arises the inclusion of information in respect of which would have been so required if it had arisen when the Listing Prospectus was prepared,

             the Issuer undertakes to notify the Stock Exchange and the Lead Manager, on behalf of the Managers, as soon as reasonably practicable and shall, in accordance with the Listing Rules, submit to the Stock Exchange for its approval and, if approved, publish, a supplement to the Listing Prospectus containing information on the change or new matter and furnish to the Managers without charge as many copies thereof as the Lead Manager may reasonably request.

             As used herein, the word significant shall be construed in accordance with Section 147(2) of the Act;

     13.1.12 that, without prejudice to the rights of the Managers under Clauses 7.3 and 7.4 and without prejudice to its obligation under
             13.1.11 above, it will notify the Lead Manager, on behalf of the Managers, promptly of any material change affecting any of the Issuer's representations, warranties, agreements and indemnities herein at any time prior to payment being made to the Issuer on the Closing Date and, at the Issuer's expense, will take such steps in relation to the transactions contemplated hereby as may reasonably be requested by the Managers to remedy and/or publicise the same.

13.2 Barclays Bank covenants and undertakes to the Managers that, without prejudice to the rights of the Managers under Clauses 7.3 and 7.4, it will notify the Lead Manager, on behalf of the Managers, promptly of any material change affecting Barclays Bank's representations, warranties, agreements and indemnities herein at any time prior to payment being made to the Issuer on the Closing Date and, at Barclays Bank's expense, will take such steps in relation to the transactions contemplated hereby as may reasonably be requested by the Lead Manager, on behalf of the Managers, to remedy and/or publicise the same.

13.3 The MTN Issuer covenants and undertakes to the Managers that, without prejudice to the rights of the Managers under Clauses 7.3 and 7.4, it will notify the Lead Manager, on behalf of the Managers, promptly of any material change affecting the MTN Issuer's representations, warranties, agreements and indemnities herein at any time prior to payment being made to the Issuer on the Closing Date and, at the MTN Issuer's expense, will take such steps in relation to the transactions contemplated hereby as may reasonably be requested by the Lead Manager, on behalf of the Managers, to remedy and/or publicise the same.

13.4 The Receivables Trustee covenants and undertakes to the Managers that, without prejudice to the rights of the Managers under Clauses 7.3 and 7.4, it will notify the Lead Manager, on behalf of the Managers, promptly of any material change affecting any of the Receivables Trustee's representations, warranties, agreements and indemnities herein at any time prior to payment being made to the Issuer on the Closing Date and, at the Receivables Trustee's expense, will take such steps in relation to the transactions contemplated hereby as may reasonably be requested by the Lead Manager, on behalf of the Managers, to remedy and/or publicise the same.

13.5 Each of the Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee severally covenants and undertakes to the Managers that, between the date hereof and the Closing Date (both dates inclusive) it will not, except as required by law (including, but not limited to, securities and insurance law and regulations), without the prior approval of the Lead Manager, on behalf of the Managers, (such approval not to be unreasonably withheld), make any announcement which would be material in the context of the issue and offering of the Notes.

14   Indemnification

14.1 Each of the Issuer, the MTN Issuer, Barclays Bank and the Receivables Trustee agrees to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement[,the Listing Prospectus] or the Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Manager furnished to the Issuer in writing by such Manager through the Lead Manager expressly for use in the Prospectus[ or Listing Prospectus]. [Each of the Issuer, the MTN Issuer, Barclays Bank and the Receivables Trustee hereby acknowledge that the only information relating to any Manager furnished to the Issuer for use in the Prospectus[ or Listing Prospectus] is the following (the "Managers' Information"): the information on the cover page in the chart under the headings Class A Notes and Class B Notes; the first sentence under the caption "Risk Factor-You May Not Be Able to Sell Your Notes"; and, under the caption "Underwriting," the information in the table, the second and third paragraphs following the table and the last paragraph under such "Underwriting" caption.] The Managers agree, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Manager (or to the benefit of any person controlling such Manager) from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased Offered Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus[ or Listing Prospectus] (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus[ or Listing Prospectus] (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Offered Notes to such person.

14.2 Each Manager agrees, severally and not jointly, to indemnify and hold harmless each of the Issuer, the MTN Issuer, Barclays Bank and the Receivables Trustee and its directors, its officers who sign the Registration Statement and each person who controls the Issuer, the MTN Issuer, Barclays Bank and the Receivables Trustee within the meaning of
     Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the indemnity from each of the Issuer, the MTN Issuer, Barclays Bank and the Receivables Trustee to each Manager in Clause 14.1, but to the extent any losses, claims, damages, liabilities and expenses (including the reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim assented) arise out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

14.3 If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either Clause 14.1 or 14.2, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and reasonable expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless
     (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Managers and such persons in control of the Managers shall be designated in writing by the Lead Manager and any such separate firm for the Issuer, the MTN Issuer Barclays Bank and the Receivables Trustee, its directors, its officers who sign the Registration Statement and such persons in control of the Issuer, the MTN Issuer, Barclays Bank and the Receivables Trustee or authorised representatives shall be designated in writing by the Issuer, the MTN Issuer, Barclays Bank and the Receivables Trustee. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

14.4 If the indemnification provided for in any of Clauses 14..1 and 14.2, is unavailable in respect of all losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person under such Clause, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee on the one hand and the Managers on the other hand from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee on the one hand and the Managers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relative equitable considerations. The relative benefits received by Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee on the one hand and the Managers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Notes (before deducting expenses) received by the Issuer and the total underwriting discounts and the commissions received by the Managers bear to the aggregate public offering price of the Offered Notes. The relative fault of the Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee on the one hand and the Managers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee or by the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

14.5 the Issuer, Barclays Bank, the MTN Issuer, the Receivables Trustee and the Managers agree that it would not be just and equitable if contribution pursuant to Clause 14 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in such paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities and expenses referred to in Clause 14.4 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Clause 14, in no event shall a Manager be required to contribute any amount in excess of the amount by which the underwriting discount on the Offered Notes purchased by such Manager exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations to contribute pursuant to this Clause 14 are several in proportion to the respective principal amount of the Offered Notes subscribed by them.

     The indemnity and contribution agreements contained in this Clause 14 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Clause 14 and the representations and warranties of each of the Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager or by or on behalf of each of the Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee, its officers or directors or any other person controlling each of the Issuer, Barclays Bank, the MTN Issuer and the Receivables Trustee and (iii) acceptance of and payment for any of the Offered Notes.

15   No Liability and No Petition

15.1 No recourse under any obligation, covenant, or agreement of the Issuer, the MTN Issuer, Barclays Bank or the Receivables Trustee contained in this Agreement shall be had against any shareholder, officer or director of the Issuer, the MTN Issuer, Barclays Bank or the Receivables Trustee as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the Issuer, the MTN Issuer, Barclays Bank and the Receivables Trustee and no liability shall attach to or be incurred by the shareholders, officers, agents or directors of the Issuer, the MTN Issuer, Barclays Bank or the Receivables Trustee as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Issuer, the MTN Issuer, Barclays Bank or the Receivables Trustee contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer, the MTN Issuer, Barclays Bank or the Receivables Trustee of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by the Issuer, the MTN Issuer, Barclays Bank and the Receivables Trustee and each of the Managers as a condition of and consideration for the execution of this Agreement.

15.2 Each of Managers hereby agrees that it shall not, until the expiry of one year and one day after the payment of all sums outstanding and owing under the latest maturing Note:

     (a) take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of the Issuer, the MTN Issuer, Barclays Bank or the Receivables Trustee or any or all the Issuer's or the Receivables Trustee's revenues and assets; or

     (b) have any right to take any steps for the purpose of enforcing payment of any amounts payable to it under this Agreement by the Issuer, the MTN Issuer, Barclays Bank or the Receivables Trustee and shall not until such time take any steps to recover any debts whatsoever owing to it by the Issuer, the MTN Issuer, Barclays Bank or the Receivables Trustee.

16   Time

     Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

17   Notices

17.1 Any notice under or in connection with this Agreement shall be in writing and shall be delivered by hand or sent by first class post or by facsimile number to the address or facsimile number specified in respect of the relevant party below (or to such other address or facsimile number as may be notified in writing by any party to the others from time to time):

     (a)  if to the Issuer, to it at:

          Clifford Chance Secretaries Limited
          200 Aldersgate Street London EC1A 4JJ
          Fax: 0171 600 5555
          Telex: 887847 LEGIS G

          with a copy to Barclays Bank

     (b)  if to Barclays Bank, to it at:
          [*]
          Fax:     [*]
          Attn:    [*]

     (c)  if to the MTN Issuer, to it at:
          [*]
          Fax:     [*]
          Attn:    [*]

     (d)  if to the Lead Manager, to it at:
          [*]
          Fax:     [*]
          Attn:    [*]

     (e)  if to the Managers:
          [*]
          Fax:     [*]
          Attn:    [*]

     (f)  if to the Receivables Trustee, to it at:
          [PO Box 75
          Normandy House
          Grenville Street
          St. Helier
          Jersey JE4 8PP]

          with a copy to:
          Clifford Chance Secretaries Limited
          200 Aldersgate Street
          London EC1A 4JJ
          Fax:     0171 600 5555
          Telex:   887847 LEGIS G

                  with a further copy to Barclays Bank.

17.2 Every notice or communication sent in accordance with Clause 17.1 shall be effective as follows:

     (a)  if sent by letter or fax, upon receipt by the addressee; and

     (b) if sent by telex, upon receipt by the sender of the addressee's answerback at the end of transmission;

     provided, however, that any such notice or communication which would otherwise take effect on a day which is not a business day in the place of receipt or after 4.00 p.m. on any such business day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of receipt.

18   Counterparts

     This Agreement may be executed by the parties hereto in separate counterparts and any single counterpart or set of counterparts executed and delivered by all of the parties hereto shall constitute a full and original agreement for all purposes.

19   Survival

     The provisions of this Agreement shall continue in full force and effect notwithstanding the completion of the arrangements set out herein for the Issue of the Notes and regardless of any investigation by any party hereto.

20   Law and Jurisdiction

20.1 This Agreement is governed by, and shall be construed in accordance with, English law.

20.2 Each of the parties hereto agrees for the benefit of the others that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

20.3 Each of the parties irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

20.4 Each of the Issuer[, the MTN Issuer, Barclays Bank] and the Receivables Trustee hereby appoints Clifford Chance Secretaries Limited, at its registered office for the time being, (being at the date hereof at 200 Aldersgate Street, London EC1A 4JJ), to act as its agent to accept service of process out of the English Courts in relation to all matters arising out of this Agreement. If the appointment of the person mentioned above ceases to be effective the Issuer[, the MTN Issuer, Barclays Bank] or the Receivables Trustee (as the case may be) shall, on the written demand any Manager, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Lead Manager (on behalf of the Managers) shall be entitled to appoint such a person by written notice to the Issuer[, the MTN Issuer, Barclays Bank] or the Receivables Trustee. Nothing in this sub-clause shall affect the right of the Managers to serve process in any other manner permitted by law.

20.5 The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any other party to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

20.6 Each of the parties consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which is made or given in such Proceedings.

20.7 To the extent that any party hereto may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to any party hereto or its respective assets or revenues, each party agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1
                            Underwriting Commitments

Class A Notes

Barclays Bank PLC (Lead Manager)                                           [*]

[Managers                                                                  [*]]



Class B Notes


Barclays Bank PLC (Lead Manager)                                           [*]

                                   SCHEDULE 2
                              Selling restrictions

1.   GENERAL

1.1 No action to permit public offering: Each Manager acknowledges that, save for having obtained the approval of the Prospectus by the London Stock Exchange in accordance with Part IV of the Act and for having procured the delivery of a copy of the Prospectus for registration to the Registrar of Companies in England and Wales, no action has been or will be taken in any jurisdiction by the Issuer that would permit a public offering of the Offered Notes, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required.

1.2 Managers' compliance with applicable laws: Each Manager undertakes to the Issuer that it will comply with all applicable laws and regulations in each country or jurisdiction in which it purchases, offers, sells or delivers Offered Notes or has in its possession or distributes such offering material, in all cases at its own expense.

2.   UNITED KINGDOM

     Each Manager represents, warrants and undertakes to the Issuer that:

     (a) No offer to public: it has not offered or sold and will not offer or sell any Offered Notes to persons in the United Kingdom prior to admission of the Offered Notes to listing in accordance with Part IV of the Act except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Act;

     (b) General compliance: it has complied and will comply with all applicable provisions of the Act with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

     (c) Investment advertisements: it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Act, to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                                   SCHEDULE 3
                               Relevant Documents
Part A


1.   Master Definitions Schedule

2.   RSA

3.   Declaration of Trust and Trust Cash Management Agreement

4.   Trust Section 75 Indemnity Agreement

5.   Undertaking Agreement

6.   US Taxation Agreement

7.   Receivables Trustee Corporate Services Agreement




Part B


[1.  Loan Agreement]

2.   Issuer Corporate Services Agreement

3.   Management Agreement

[4.  Expenses Loan Agreement]

5.   Deed of Charge

GRACECHURCH CARD FUNDING (NO.1) PLC

By:


BARCLAYS BANK PLC acting through its business unit BARCLAYCARD

By:


BARCLAYCARD FUNDING PLC

By:

BARCLAYS BANK PLC
(on its own behalf and on behalf as Lead Manager of the Managers)
By:

GRACECHURCH RECEIVABLES TRUST LIMITED

By: